Exhibit (h)(viii)

PERPETUAL AMERICAS FUNDS TRUST

AMENDED AND RESTATED

ADMINISTRATION AND COMPLIANCE SERVICES AGREEMENT

This AMENDED AND RESTATED ADMINISTRATION AND COMPLIANCE SERVICES AGREEMENT (this “Agreement”), made as of February 1, 2024 by and between Perpetual Americas Funds Trust, a business trust created under the laws of The Commonwealth of Massachusetts (the “Trust”), on behalf of each of the series listed on Schedule A attached hereto (each, a “Fund” and together, the “Funds”) and JOHCM (USA) Inc, a Delaware corporation (“JOHCM”), amends and restates the Administration and Compliance Services Agreement dated as of January 8, 2021 (the “Prior Agreement”) between the JOHCM Funds Trust and JOHCM.

WHEREAS, the JOHCM Funds Trust was renamed Perpetual Americas Funds Trust on February 1, 2024 and the parties hereto wish to amend and restate the Prior Agreement to reflect the new name of the Trust;

WHEREAS, the Trust is engaged in business as an open-end series management investment company and is so registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, JOHCM serves as the Funds’ investment adviser; and

WHEREAS, the Trust desires to retain JOHCM to furnish, or facilitate the furnishing of, certain administrative and compliance services to the Funds;

NOW, THEREFORE, the parties hereby agree as follows:

1. Appointment of JOHCM. The Trust hereby appoints JOHCM to provide administration and compliance services to the Funds for the period and on the terms herein set forth. JOHCM accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties of JOHCM. JOHCM shall provide, coordinate or otherwise support the provision of, administration and compliance services for the Trust by (i) supervising the provision of treasurer services to the Trust by Foreside Fund Officer Services, LLC (“Foreside”), (ii) liaising with Foreside on matters related to disclosure controls and procedures, matters arising out of or relating to meetings of the Board of Trustees of the Trust (the “Board”) relevant to treasurer services or reporting, preparation of the Funds’ financial statements, calculation of Fund distributions and other treasurer services provided by Foreside to the Funds, (iii) making available to the Trust an employee of JOHCM who is competent and knowledgeable regarding compliance matters relevant to registered investment companies to serve as the Chief Compliance Officer (“CCO”) of the Trust; (iv) in conjunction with third party service providers, implementing a compliance program for the Trust meeting the requirements of Rule 38a-1 under the 1940 Act; (v) providing compliance monitoring and reporting services to the Trust normally incident to the office of CCO and reasonably required for the CCO to perform such duties with respect to the Trust and (vi) providing other similar services not otherwise provided by third-party service providers to the Trust or required to be provided by JOHCM pursuant to the Investment Advisory Agreement between JOHCM and the Trust. Further to the foregoing, JOHCM will provide such office space and equipment, telephone facilities, and personnel as may be reasonably necessary or beneficial in order to provide such services for the benefit of Fund shareholders.

3. Compensation of JOHCM. As full compensation for the services rendered and expenses borne by JOHCM in connection with the services JOHCM provides under this Agreement, the Trust, on behalf of each Fund, agrees to reimburse JOHCM in an amount equal to (i) ninety-percent (90%) of the total annual compensation of the Trust’s CCO, as approved by the Board in accordance with Rule 38a-1 under the 1940 Act, and (ii) twenty-five percent (25%) of the total annual compensation, as approved by the Board from time to time, of a designated compliance employee of JOHCM to assist the Trust’s CCO.

4. Term, Termination, Continuation and Amendment of this Agreement. (a) This Agreement shall continue in effect for a period of more than one year after the date this Agreement takes effect, but only so long as such continuance is specifically approved at least annually by votes of the majority of (i) the Board, and (ii) the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on this Agreement; provided however, that the foregoing requirement that the vote of the Independent Trustees be cast in person shall be deemed waived by the parties if and to the extent not required by the 1940 Act, the rules and regulations thereunder or any guidance or interpretation thereof, or regulatory relief therefrom, issued by the Securities Exchange Commission or its staff.

(b) This Agreement may be terminated as to the Trust or as to any Fund at any time without the payment of any penalty on sixty days’ written notice to the other party (i) by vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of the Trust, (ii) by vote of a majority of the outstanding voting securities of the Trust or the relevant Fund, or (iii) by JOHCM.

5. Scope of Trust’s Obligations. A copy of the Declaration of Trust of the Trust, as amended or restated from time to time, is on file with the Secretary of the Commonwealth of Massachusetts. JOHCM acknowledges that the obligations of or arising out of this Agreement are not binding upon any of the Trust’s Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust. JOHCM further acknowledges that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this Agreement concerning a Fund are binding solely upon the assets or property of such Fund and not upon the assets or property of any other Fund.

6. Governing Law. This Agreement is governed by and to be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of laws.

7. Miscellaneous.

(a) This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

(b) Headings in this Agreement are for ease of reference only and shall not constitute a part of the Agreement.

(c) Should any portion of this Agreement for any reason be held void in law or equity, the remainder of the Agreement shall be construed to the extent possible as if such voided portion had never been contained herein.

(d) This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) The parties hereto consent to transact electronically. Either party’s intentional action in providing an electronic signature by clicking a button, typing a name in a signature field, or otherwise entering an electronic signature, is valid evidence of consent to be legally bound by this Agreement and any amendments thereto. The words “execution,” “signed,” “signature,” and words of similar import shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law.

(f) The electronically stored copy of this Agreement and any amendments thereto is considered to be the true, complete, valid, authentic, and enforceable record of the Agreement and any such amendment, admissible in judicial or administrative proceedings to the same extent as if the document were originally generated and maintained in printed form.

IN WITNESS WHEREOF, Perpetual Americas Funds Trust and JOHCM (USA) Inc have each caused this instrument to be duly executed on its behalf as of the day and year first above written.

PERPETUAL AMERICAS FUNDS TRUST, on behalf of itself and each of its series as set forth on Schedule A

By:	/s/ David Lebisky
Name:	David Lebisky
Title:	Chief Compliance Officer

JOHCM (USA) INC

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	Chief Operating Officer

[Signature Page to Amended and Restated Administration and Compliance Services Agreement]

SCHEDULE A

Dated as of February 1, 2024

to

PERPETUAL AMERICAS FUNDS TRUST

Amended and Restated Administration and Compliance Services Agreement

Funds subject to this Agreement

JOHCM Emerging Markets Discovery Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM Global Select Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

Regnan Sustainable Water and Waste Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund

A-1